ARTICLES OF INCORPORATION

                                  OF

                            LION RESOURCES

     The undersigned natural persons of the age of twenty one or more, acting as incorporators under the provisions of the Utah Business Corporations Act (hereinafter referred to as the Act) adopt the. following Articles of
Incorporation:

                                 ARTICLE I
                                   NAME

         The name of the Corporation is Lion Resources, Inc.

                                 ARTICLE II
                                   DURATION
         The duration of this Corporation is to be perpetual.

                                ARTICLE III
                                   PURPOSE

     Section 1. The purposes for which this Corporation is organized are as follows: The Company was organized to acquire and operate or lease natural resource properties, and engage in mininge milling, production, buying and developing natural resource properties and any business dealing with natural resources in general.

     In addition, the Company may engage in any legitimate business it feels has potential. With exception of the foregoing, management has no other specific enterprises, products, inventions, in mind for the Company to invest in, but intends to evaluate business opportunities as they may arise; and may enter any other lawful business in the State of Utah.

     Section 2. This Corporation shall have the powers specified in the provisions of the Utah Business Corporations Act (hereinafter referred to as the Act) and all other lawful powers.

                                ARTICLE IV
                                    STOCK

     The aggregate number of shares which this Corporation shall have the authority to issue is Fifty Million (50,000,000) with a par value of one mill ($0.001) per share.

                                 ARTICLE V
                          COMMENCEMENT OF BUSINESS

     This Corporation will not commence business until at least One Thousand Dollars ($1,000.00) has been received as consideration for the issuance of shares.

                                ARTICLE VI
                            PREEMPTIVE RIGHTS

     No shareholder of the Corporation shall have any preemptive or other rights to purchase, subscribe for, or take all or pirt of any shares or all or part of any notes, debentures, bonds or securities convertable into or carrying options for warrants to purchase shares of the Corporation issued, optioned or sold by it after its incorporation. Such shares may be sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such-persons and upon such terms as may, to such Board of Directors, seem proper without first offering such shares or securities or any part thereof to existing shareholders.

     Section 2. Shares of this Corporation shall not be issued for consideration other than money or in payment of a debt of the Corporation without the unanimous consent of all shareholders.

                               ARTICLE VII
                            INTERNAL AFFAIRS

     Section 1. Meetings of Shareholders and Directors. Meetings of the shareholders and directors of this Corporation may be held in or without the State of Utah, at such place or places as may from time to time be designated in the Code of By-Laws or by resolution of the Board of Directors.

     Section 2. Code of By-Laws. The initial Code of By-Laws of the Corporation shall be adopted by its Board of Directors. The power to amend or repeal the By-Laws and to adopt a new Code of By-Laws shall be in the Board of Directors, but the affirmative vote of all directors shall be necessary to exercise that power. The Code of By-Laws may contain any provisions for the regulation and management of this Corporation which are consistent with the Act and these Articles of Incorporation.

                               ARTICLE VIII
                             REGISTERED AGENT

      The name of the registered agent of this Corporation is; H. Alan Berman.

     The address of the initial registered office of this Corporation is:

                              2020 Evergreen Ave
                          Salt Lake City, Utah 84109

                                DIRECTORS

     The initial Board of Directors shall consist of thLee (3) members. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors be elected and qualified are as follows:

           H. Alan Berman
           2020 Evergreen Ave.
           Salt Lake City, Utah 84109

           W. Dale Southard
           3760 So. 9th East #11
           Salt Lake City, Utah 84108

           David J. Evans
           1408 Denver St.
           Salt Lake City, Utah 84115

                                ARTICLE X
               CONTRACTS WITH INTERESTED DIRECTORS OR OFFICERS

No contract or transaction entered into by the Corporation shall be affected by the fact that any director, officer, employee. or shareholder of the Corporation may in any way be interested in or connected with any party to such contract or transaction, provided that this interest be first disclosed or have been known to the Board of Directors or by a majority of such members thereof and that the contract or transaction be approved by a majority of the directors or shareholders present at the meeting where such contract or transaction is authorized or confirmed; nor shall any director or shareholder be incapacitated from having his vote be counted in determining the existence of the quorum at any meeting of the Board of Directors or shareholders which shall authorize any such contract or transaction and any interested director or shareholder may vote thereat to authorize any such contract or transaction.

                         INCORPORATORS

     The names and addresses of the incorporators of this Corporation are as follows:

            H. Alan Berman
            2020 Evergreen Ave.
            Salt Lake City, Utah 84109

            W. Dale Southard
            3760 So. 9th East #11
            Salt Lake City, Utab 8410b

            David J. Evans
            1408 Denver St.
            Salt Lake City, Utah 84115

     In WITNESS WHEREOF the undersigned, being the incorporators, executed these Articles of Incorporation and certify to the truth of the facts herein stated this 23rd day of April, 1983.

/S/H. ALAN BERMAN

/S/W. DALE SOUTHARD

/S/DAVID J. EVANS
                     ss
County of Salt Lake)

     We, the undersigned, being first duly sworn on oath, depose and say:
That we are the incorporators hereinafter na,med; that we have read the foregoing Articles of Incorporation and know the contents thereof and that the same are true of our own knowledge, except as to matters therein stated on information and belief; and as to those, we believe them to be true.


                                   /s/H. ALAN BERMAN
                                   /s/W. DALE SOUTHARD
                                   /s/DAVID J. EVANS

    SUBSCRIBED AND SWORN to before me this 23rd day of April 1983.

                              /s/Preston Morton
                                   NOTARY PUBLIC

 My Commission Expires:            Residing at:
 March 16, 1987                    Salt Lake City, Utah